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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            METASOLV SOFTWARE, INC.

                   (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)

     MetaSolv Software, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

     DOES HEREBY CERTIFY:

     FIRST: That the name of this corporation is MetaSolv Software, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on July 6, 1992 under the name Omnicase, Inc.

     SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

                                   ARTICLE I

     The name of this corporation is MetaSolv Software, Inc.

                                  ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Services Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares
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that this corporation is authorized to issue is seventy-six million (76,000,000)
shares. Forty-six million (46,000,000) shares shall be Common Stock, par value $0.005 per share, and thirty million (30,000,000) shares shall be Preferred Stock.

     B. Rights, Preferences and Restrictions of the Preferred Stock. The Preferred Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more classes or series. The rights, preferences, privileges, and restrictions granted to and imposed on the Class A Preferred Stock, par value $0.0025 per share, which class shall consist of 6,650,000 shares (the "Class A Preferred Stock"), the Class B Preferred Stock, par value $0.0025 per share, which class shall consist of 6,738,160 shares (the "Class B Preferred Stock"), the Class B-1 Preferred Stock, par value $0.0025 per share, which class shall consist of 6,738,160 shares (the "Class B-1 Preferred Stock"), the Class C Preferred Stock, par value $0.50 per share, which class shall consist of 2,857,146 shares (the "Class C Preferred Stock"), and the Class C-1 Preferred Stock, par value $0.50 per share, which class shall consist of 2,857,146 shares (the "Class C-1 Preferred Stock"), are as set forth below in this Article IV(B). The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional classes of Preferred Stock, and the number of shares constituting any such class and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or class thereof in Certificates of Designation or this corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any class thereof, the rights, privileges, preferences and restrictions of any such additional classes may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any class (other than the Class A Preferred Stock, the Class B Preferred Stock, the Class B-1 Preferred Stock, the Class C Preferred Stock and the Class C-1 Preferred Stock), prior or subsequent to the issue of that class, but not below the number of shares of such class then outstanding. In case the number of shares of any class shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class.

     Upon the filing of this Amended and Restated Certificate of Incorporation,
(i) each one (1) share of this corporation's outstanding Common Stock shall be automatically split into two (2) shares of this corporation's Common Stock, without any action by the holder thereof; (ii) each one (1) share of this corporation's outstanding Series A Preferred Stock shall be automatically split into two (2) shares of this corporation's Series A Preferred Stock, without any action by the holder thereof; (iii) each one (1) share of this corporation's outstanding Series B Preferred Stock shall be automatically split into two (2) shares of this corporation's Series B Preferred Stock, without any action by the holder thereof; (iv) each one (1) share of this corporation's outstanding Series B-1 Preferred Stock shall be automatically split into two (2) shares of this corporation's Series B-1 Preferred Stock, without any action by the holder thereof; (iv) each one (1) share of this corporation's outstanding Series C Preferred Stock shall be automatically split into two (2) shares of this corporation's Series C Preferred Stock, without any

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action by the holder thereof; and (v) each one (1) share of this corporation's outstanding Series C-1 Preferred Stock shall be automatically split into two (2) shares of this corporation's Series C-1 Preferred Stock, without any action by the holder thereof.

          1. Dividend Provisions. Subject to the rights of any classes of Preferred Stock that may from time to time come into existence, the holders of shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior, in preference and at least equal on a per share, as converted basis to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative.

          2.   Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of classes or series of Preferred Stock that may from time to time come into existence, the holders of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $0.26315 for each outstanding share of Class A Preferred Stock (the "Original Class A Issue Price"), $0.375 for each outstanding share of Class B and Class B-1 Preferred Stock (the "Original Class B Issue Price" and the "Original Class B-1 Issue Price," respectively), and $3.50 for each outstanding share of Class C and Class C-1 Preferred Stock (the "Original Class C Issue Price" and the "Original Class C-1 Issue Price," respectively), plus declared but unpaid dividends on each such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). The Class A, Class B, Class B-1, Class C and Class C-1 Preferred Stock shall rank on a parity as to the receipt of the respective preferential amounts for each such series on the occurrence of such event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Class A Preferred Stock, Class B and Class B-1 Preferred Stock and Class C and Class C-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of classes or series of Preferred Stock that may from time to time come into existence, the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Class A Preferred Stock, Class B and Class B-1 Preferred Stock and Class C and Class C-1 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (a).

               (b) Upon the completion of the distribution required by subsection (a) of this Section 2 and any other distribution that may be required with respect to classes of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the

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remaining assets of this corporation pro rata based on the number of shares of
Common Stock held by each.

               (c)  (i)    For purposes of this Section 2, a liquidation,
dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of this corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of this corporation; or (B) a sale of all or substantially all of the assets of this corporation.

                    (ii) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                           (A)  Securities not subject to investment letter or
other similar restrictions on free marketability covered by (B) below:

                                (1)  If traded on a securities exchange or
through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                                (2)  If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                                (3)  If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock.

                           (B)  The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                    (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                           (A)  cause such closing to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                           (B)  cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall revert to

                                       4
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and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                    (iv) This corporation shall give each holder of record of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten
(10) days after this corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

          3.   Redemption.

               (a) Subject to the rights of classes or series of Preferred Stock that may from time to time come into existence, at any time after June 2, 2005, but within ninety (90) days after the receipt by this corporation of a written request (the "Redemption Request") from the holders of not less than a majority of the then outstanding Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock that all, but not less than all, of such holders' shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, be redeemed, and concurrently with surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem in twelve (12) equal quarterly installments (each payment date (i) shall be on the last day of each calendar quarter commencing with the first calendar quarter ending at least 30 days following this corporation's receipt of the Redemption Request and (ii) shall be referred to herein as a "Redemption Date") the shares specified in the Redemption Request by paying in cash therefor a sum per share equal to the Original Class B Issue Price for the Class B Preferred Stock, the Original Class B-1 Issue Price for the Class B-1 Preferred Stock, the Original Class C Issue Price for the Class C Preferred Stock and the Original Class C-1 Issue Price for the Class C-1 Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), as the case may be, plus all declared but unpaid dividends on such share. The number of shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, that this corporation shall be required to redeem on any one Redemption Date shall be equal to the amount determined by dividing (i) the aggregate number of shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock outstanding immediately prior to such Redemption Date that have been requested to be redeemed pursuant to this Section 3(a) by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). Any redemption of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be,

                                       5
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effected pursuant to this subsection 3(a) shall be made on a pro rata and parity basis among the holders of the Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, in proportion to the number of shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock proposed to be redeemed by such holders. Within five (5) days after receipt of the Redemption Request from the requisite holders of the Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, this corporation shall notify all holders of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, that such redemption right has been exercised.

               (b) Subject to the rights of classes or series of Preferred Stock that may from time to time come into existence, at least fifteen (15) but no more than thirty (30) days prior to each Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected on the applicable Redemption Date, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection (3)(c), on or after each Redemption Date, each holder of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, to be redeemed on such Redemption Date shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Original Issue Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

               (c) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, designated for redemption on such Redemption Date in the Redemption Notice as holders of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of classes or series of Preferred Stock that may from time to time come into existence, if the funds of this corporation legally available for redemption of shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, on a Redemption Date are insufficient to redeem the total number of shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock to be redeemed on such date, those funds that are legally available will be used to

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redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, receives the same percentage of the applicable Original Class B Issue Price, Original Class B-1 Issue Price, Original Class C Issue Price or Original Class C-1 Issue Price, as the case may be. The shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of classes or series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of this corporation are legally available for the redemption of shares of Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, such funds will immediately be used to redeem the balance of the shares that this corporation has become obliged to redeem on any Redemption Date but that it has not redeemed.

          4. Conversion. The holders of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) Right to Convert. Each share of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Class A Issue Price, Original Class B Issue Price, Original Class B-1 Issue Price, Original Class C Issue Price and Original Class C-1 Issue Price, as the case may be, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be the Original Class A Issue Price, Original Class B Issue Price, Original Class B-1 Issue Price, Original Class C Issue Price and Original Class C-1 Issue Price, respectively; provided, however, that the Conversion Price for the Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

               (b) Automatic Conversion. Each share of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock immediately upon the earlier of (i) this corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public offering price of which, prior to December 31, 1999 is not less than $4.375 per share, and subsequent thereto the public offering price of which is not less than $5.25 per share (each as adjusted for any stock splits, stock dividends, recapitalizations or the like), and $20,000,000 in aggregate gross proceeds to the Company and any selling stockholders or (ii) for each class of Preferred Stock, the date specified by written

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consent or agreement of the holders of a majority of the then outstanding shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock, as the case may be, each voting separately as a class.

               (c) Mechanics of Conversion. Before any holder of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be, shall not be deemed to have converted such Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock until immediately prior to the closing of such sale of securities.

               (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. Specifically excluding the two for one split of the outstanding shares of Common Stock, Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock effective upon the filing of this Amended and Restated Certificate of Incorporation, the Respective Conversion Prices of the Class B Preferred Stock and Class C Preferred Stock, and the Respective Conversion Prices of the Class A Preferred Stock, Class B-1 Preferred Stock and Class C-1 Preferred Stock for purposes of paragraphs (d)(iii) and (iv) below only, shall be subject to adjustment from time to time as follows:

                    (i) (A) If this corporation shall issue, after the date upon which any shares of Class C Preferred Stock were first issued (the "Purchase Date"), any

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Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for Class B Preferred Stock or the Class C Preferred Stock, as the case may be, in effect immediately prior to the issuance of such Additional Stock, immediately after the closing of such issuance the Conversion Price for the Class B Preferred Stock and the Conversion Price for the Class C Preferred Stock, as the case may be, in effect immediately prior to the closing of each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying each such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 4(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

                           (B)  No adjustment of the Conversion Price for the
Class B Preferred Stock or the Conversion Price of the Class C Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three
(3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and
(E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                           (C)  In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                           (D)  In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                           (E)  In the case of the issuance (whether before, on
or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                (1)  The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common

Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                (2)  The aggregate maximum number of shares of
Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                (3)  In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), the Conversion Price of the Class B Preferred Stock and the Conversion Price of the Class C Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Class B Preferred Stock and the Conversion Price of the Class C Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 4(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                (5)  The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Purchase Date other than:

                           (A)  Common Stock issued pursuant to a transaction
described in subsection 4(d)(iii) hereof (including the two for one split of the outstanding shares of Common Stock, Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock effective upon the filing of this Amended and Restated Certificate of Incorporation);

                           (B)  Shares of Common Stock issuable or issued to
employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation;

                           (C)  Common Stock issued upon the conversion of
Preferred Stock;

                           (D)  Warrants issued to banks or equipment lessors
for other than primarily equity financing purposes approved by this corporation's Board of Directors; or

                           (E)  Shares of Common or Preferred Stock issued in
connection with business combinations or corporate partnering agreements approved by the Board of Directors.

                    (iii) In the event this corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the respective Conversion Prices of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such classes shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the respective Conversion Prices of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such class shall be decreased in proportion to such decrease in outstanding shares.

               (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

               (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall thereafter be entitled to receive upon conversion of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (g) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Class A Preferred

Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock against impairment.

               (h)  No Fractional Shares and Certificate as to Adjustments.

                    (i) No fractional shares shall be issued upon the conversion of any share or shares of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the respective Conversion Prices of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Class A Preferred Stock, Class B Preferred, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Conversion Price for such class of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, as the case may be.

               (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Preferred

Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

               (k)  Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall be deemed given if delivered by confirmed facsimile or electronic transmission (with duplicate original sent by United States mail) or if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

               (l)  Special Mandatory Conversion.

                    (i) At any time following the Purchase Date, if (a) the holders of shares of Class B Preferred Stock and Class C Preferred Stock are entitled to exercise any right of first offer or other preemptive right (the "Right of First Offer") set forth in any agreement (the "Agreement") to which such holders and this corporation are a party with respect to an equity financing of this corporation which has been approved by the corporation's Board of Directors and would result in a reduction of the Conversion Price of the Class B Preferred Stock or the Class C Preferred Stock (the "Dilutive Financing"), (b) this corporation has complied with its notice obligations or such obligations have been waived under the Right of First Offer with respect to such Dilutive Financing and this corporation thereafter proceeds to consummate the Dilutive Financing, and (c) such holder (a "Non-Participating Holder") does not by exercise of such holder's Right of First Offer to acquire his, her or its pro rata share (as defined in the Agreement) offered in such Dilutive Financing, then all of such Non-Participating Holder's shares of Class B Preferred Stock or Class C Preferred Stock, as applicable, shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the consummation of the Dilutive Financing (the "Dilutive Financing Date") into an equivalent number of shares of Class B-1 Preferred Stock or Class C-1 Preferred Stock; provided, however, that no such conversion shall occur in connection with a particular Equity Financing if, pursuant to the written request of this corporation, such holder agrees in writing to waive his, her or its Right of First Offer with respect to such Dilutive Financing. The rights and obligations of the Class B-1 Preferred Stock and Class C-1 Preferred Stock shall be identical to the Class B Preferred Stock or Class C Preferred Stock, as the case may be, except that the Conversion Price of the Class B-1 Preferred Stock and the Class C-1 Preferred Stock shall not be subject to adjustment pursuant to Section 4(d)(i) and (ii) either in connection with the Dilutive

Financing or thereafter. Upon conversion pursuant to this subsection 4(l)(i), the shares of Class B Preferred Stock or Class C Preferred Stock so converted shall be canceled and not subject to reissuance.

                    (ii) The holder of any shares of Class B Preferred Stock and Class C Preferred Stock converted pursuant to this subsection 4(l) shall deliver to this corporation during regular business hours at the office of any transfer agent of this corporation for the Class B Preferred Stock and Class C Preferred Stock, or at such other place as may be designated by this corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to this corporation. As promptly as practicable thereafter, this corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of the Class B-1 Preferred Stock or Class C-1 Preferred Stock, as the case may be, to be issued and such holder shall be deemed to have become a stockholder of record of Class B-1 Preferred Stock or Class C-1 Preferred Stock, as the case may be, on the Dilutive Financing Date unless the transfer books of this corporation are closed on that date, in which event he, she or it shall be deemed to have become a stockholder of record of Class B-1 Preferred Stock on the next succeeding date on which the transfer books are open.

                    (iii) In the event that any shares of Class B-1 Preferred Stock or Class C-1 Preferred Stock are issued, concurrently with such issuance, this corporation shall use its best efforts to take all such action as may be required, including amending its Certificate of Incorporation, (A) to cancel all authorized shares of Class B-1 Preferred Stock and Class C-1 Preferred Stock that remain unissued after such issuance, (B) to create and reserve for issuance upon the Special Mandatory Conversion of any Series B Preferred Stock or Series C Preferred Stock a new series of Preferred Stock equal in number to the number of shares of Class B-1 Preferred Stock and Class C-1 Preferred Stock so canceled and designated Class B-2 Preferred Stock and Class C-2 Preferred Stock, respectively, with the designations, powers, preferences and rights and the qualifications, limitations and restrictions identical to those then applicable to the Class B-1 Preferred Stock and Class C-1 Preferred Stock, respectively, except that the Conversion Price for such shares of Class B-2 Preferred Stock once initially issued shall be the Series B Conversion Price in effect immediately prior to such issuance, and the Conversion Price for such shares of Class C-2 Preferred Stock once initially issued shall be the Series C Conversion Price in effect immediately prior to such issuance, and (C) to amend the provisions of this subsection 4(l) as appropriate to provide that any subsequent Special Mandatory Conversion will be into shares of Class B-2 Preferred Stock and Class C-2 Preferred Stock rather than Class B-1 Preferred Stock and Class C-1 Preferred Stock, as the case may be. This corporation shall take the same actions with respect to the Class B-2 Preferred Stock and Class C-2 Preferred Stock and each subsequently authorized series of Preferred Stock upon initial issuance of shares of the last such series to be authorized. The right to receive any dividend declared but unpaid at the time of conversion on any shares of Preferred Stock converted pursuant to the provisions of this subsection 4(l) shall accrue to the benefit of the new shares of Preferred Stock issued upon conversion thereof.

          5.  Voting Rights.

               (a) General Voting Rights. The holder of each share of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock shall have the right to one vote for each share of Common Stock into which such Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock and Class C-1 Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               (b) Voting for the Election of Directors. As long as at least a majority of the shares of Class C Preferred Stock originally issued, including any such shares subsequently converted to Class C-1 Preferred Stock pursuant to paragraph 4(l) hereof, remain outstanding, the holders of such shares of Class C Preferred Stock and Class C-1 Preferred Stock (voting together as a single class and not as separate classes or series, and on an as-converted basis) shall be entitled to elect one (1) director of this corporation at each election of directors.

     In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class of stock pursuant to this Section 5(b), the remaining directors so elected by that class may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

          6. Protective Provisions. So long as any shares of Class C Preferred Stock, including any such shares subsequently converted to Class C-1 Preferred Stock pursuant to paragraph 4(l) hereof, are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Class C Preferred Stock and Class C-1 Preferred Stock (voting together as a single class and not as separate classes or series, and on an as-converted basis):

               (a) alter or change the rights, preferences or privileges of the shares of Class C Preferred Stock or Class C-1 Preferred Stock so as to affect adversely the Class C Preferred Stock or Class C-1 Preferred Stock;

               (b) amend the certificate of incorporation if such amendment has a material adverse effect on the Class C Preferred Stock or Class C-1 Preferred Stock;

               (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Class C Preferred Stock or Class C-1 Preferred Stock with respect to repurchase, dividends, liquidation, redemption, registration rights, rights of co-sale, preemptive rights or rights of first refusal;

               (d) redeem, repurchase or declare a dividend with regard to any security of this corporation; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (ii) the redemption of any share or shares of Preferred Stock in accordance with Section 3; and provided further that the separate class voting provisions of the Class C Preferred Stock or Class C-1 Preferred Stock under this Section 6(d) shall terminate on the second anniversary of the Purchase Date; or

               (e) alter the terms of the Class C Preferred Stock or Class C-1 Preferred Stock with respect to redemption, repurchase or dividends in a manner different than the Common Stock, Class A Preferred Stock, Class B Preferred Stock or Class B-1 Preferred Stock.

          7. Status of Redeemed or Converted Stock. In the event any shares of Class A Preferred Stock, Class B Preferred Stock, Class B-1 Preferred Stock, Class C Preferred Stock or Class C-1 Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by this corporation. The Amended and Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

     C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this
Article IV(C).

          1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Division (B) of Article IV hereof.

          3.   Redemption. The Common Stock is not redeemable.

          4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

     Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

                                  ARTICLE VI

     The number of directors of this corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                  ARTICLE VII

     Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

                                 ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

                                  ARTICLE IX

     A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

     Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                   ARTICLE X

     This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE XI

     To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

     Any amendment, repeal or modification of the foregoing provisions of this
Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

                                 *     *     *

     THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

     FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by the Chief Executive Officer and the Secretary of this corporation on this 28th day of October, 1999.

                              /s/ James P. Janicki
                              --------------------------------------------------
                              James P. Janicki, Chief Executive Officer

                              /s/ Jonathan K. Hustis
                              --------------------------------------------------
                              Jonathan K. Hustis, Secretary

                                       1